                                                                   EXHIBIT 10.22

                          RESIDUALS FINANCING AGREEMENT



          THIS RESIDUALS FINANCING AGREEMENT (the "Agreement") made and dated as of the 4th day of September, 1998, by and among AAMES CAPITAL CORPORATION, a California corporation (the "Company"); AAMES FINANCIAL CORPORATION, a Delaware corporation and the sole shareholder of the Company (the "Parent"); and NATIONSBANK, N.A., a national banking association (the "Lender").


                                    RECITALS

     A. The Company has requested the Lender to extend credit to the Company in the form of a convertible revolving line of credit secured by certain assets of the Company.

     B. The Lender has agreed to provide such credit extension on the terms and subject to the conditions set forth herein, including, without limitation, that the Parent guaranty all obligations of the Company to the Lender relating thereto.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

          1. Convertible Revolving Credit Facility.

               1(a) Revolving Credit Limit. On the terms and subject to the conditions set forth herein, the Lender agrees that it shall from time to time to but not including the earlier to occur of the Conversion Date and the Maturity Date (as such terms and capitalized terms not otherwise defined herein are defined in Paragraph 11 below) make loans (the "Revolving Loans" or a "Revolving Loan") to the Company in an amount not to exceed, in the aggregate at any one time outstanding, the lesser of:

                    (1) The Revolving Credit Limit; and

                    (2) The Collateral Value of the Residuals Borrowing Base.

               1(b) Payment of Revolving Loans. Subject to the conversion option set forth in Paragraph 1(c) below, the prepayment requirements of Paragraph 3(f) below and the interest rate conversion and continuation provisions of Paragraph 2(c) below, the Company shall pay the principal amount of each Revolving Loan on the Maturity Date.

               1(c) Conversion Option. In lieu of making a Required Principal Prepayment pursuant to Paragraph 3(d)(2) below, the Company may, on a one time basis and subject to the conditions set forth in Paragraph 5(b) below, elect to convert the revolving credit facility provided pursuant to Paragraph 1(a) above to a term facility by giving written notice of such election to the Lender (the "Term Out Option"). On the Conversion Date: (1) the Revolving Credit Limit will be reduced to zero and no additional Revolving Loans will be advanced, and (2) the principal balance of Revolving Loans outstanding shall be converted into a term loan (the "Term Loan"), which Term Loan shall payable in nine consecutive equal monthly installments, with the first such installment payable on the Conversion Date and subsequent installments due on the first Business Day of each calendar month thereafter.

          2. Interest Rate and Yield-Related Provisions.

               2(a) Election of Applicable Rate. The outstanding principal balance of Revolving Loans and, following the Conversion Date, the Term Loan and portions thereof, shall bear interest from the date disbursed to but not including the date of payment calculated at a per annum rate equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs (2(c), 2(d) and 2(e) below), the Applicable Eurodollar Rate for the applicable Interest Period or the daily average Applicable Effective Fed Funds Rate during the applicable interest computation period, said interest to be payable as provided more particularly in Paragraph 2(b) below; provided, however, that each Revolving Loan and the Term Loan shall initially be funded as Effective Fed Funds Rate Loans and, thereafter, shall be maintained, at the election of the Company made from time to time as permitted herein, as Effective Fed Funds Rate Loans and/or Eurodollar Loans or any combination thereof.

               2(b) Payment of Interest and Fees. The Lender shall deliver to the Company an interest and fee billing for each month on or before the third Business Day of the next succeeding month, which billing shall set forth monthly interest accrued and payable on Loans and fees payable hereunder. On or before the seventh Business Day following receipt of such billing statement, the Company shall pay to the Lender the full amount of the interest and fee billing set forth on such billing statement. In addition, the Company shall pay to the Lender interest accruing on Eurodollar Loans on the last day of the applicable Interest Period.

               2(c) Conversion and Continuation.

               (1) The Company may elect from time to time to convert Eurodollar Loans to Effective Fed Funds Rate Loans by giving the Lender same day notice of such election. Any conversion of Eurodollar Loans may only be made on the last day of the applicable Interest Period. The Company may elect from time to time to convert Effective Fed Funds Rate Loans to Eurodollar Loans by giving the Lender at least three Eurodollar Business Days' prior irrevocable notice of such election. All such elections shall be evidenced by the delivery by the Company to the Lender within the required time frame of a duly executed Loan And/Or Interest Rate Election Request. No Effective Fed Funds Rate Loan shall be converted into a Eurodollar Loan if an Event of Default or Potential Default has occurred and is continuing on the date of the conversion requested by the Company. All or any part of outstanding Revolving Loans or, following the Conversion Date, the Term Loan may be converted as provided herein; provided, however, that partial conversions shall be in a principal amount of $5,000,000.00 or whole multiples of $1,000,000.00 in excess thereof, and in the case of conversions into Eurodollar Loans, after giving effect thereto the aggregate of the then number of Eurodollar Loans of the Lender having a different Interest Period does not exceed ten.

               (2) Any Eurodollar Loan may be continued as such upon the expiration of the Interest Period with respect thereto by the Company giving the Lender at least three Eurodollar Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan And/Or Interest Rate Election Request; provided, however, that no Eurodollar Loan may be continued as such when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to an Effective Fed Funds Rate Loan on the last day of the then current Interest Period applicable thereto, and the Lender shall notify the Company promptly that such automatic conversion will occur. If the Company shall fail to give notice as provided above, the Company shall be deemed to have elected to convert the affected Eurodollar Loan to an Effective Fed Funds Rate Loan on the last day of the relevant Interest Period.

               2(d) Inability to Determine Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period, the Lender shall forthwith give facsimile notice of such determination, confirmed in writing, to the Company. If such notice is given: (1) any Effective Fed Funds Rate Loan that was to have been converted to a Eurodollar Loan shall be continued as an Effective Fed Funds Rate Loan, and (2) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an Effective Fed Funds Rate Loan. Until such notice has been withdrawn by the Lender, the Company shall not have the right to convert an Effective Fed Funds Rate Loan to a Eurodollar Loan or to continue a Eurodollar Loan.

               2(e) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Lender to make or maintain Eurodollar Loans as contemplated by this Agreement: (1) the commitment of the Lender hereunder to make or to continue Eurodollar Loans or to convert Effective Fed Funds Rate Loans to Eurodollar Loans shall forthwith be canceled, and (2) all outstanding Eurodollar Loans, if any, shall be converted automatically to Effective Fed Funds Rate Loans at the end of their respective Interest Periods or within such earlier period as is required by law. In the event of a conversion of any Eurodollar Loan prior to the end of its applicable Interest Period as provided herein, the Company hereby agrees promptly to pay the Lender, upon demand, the amounts required pursuant to Paragraph 2(h) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of all other Obligations.

               2(f) Requirements of Law; Increased Costs. In the event that any applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other Governmental Authority:

               (1) Does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Loans made hereunder, or change the basis of taxation of payments to the Lender of principal, fee, interest or any other amount payable hereunder (except for a change in the rate of tax on the overall net income of the Lender);

               (2) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the Effective Fed Funds Rate or the Eurodollar Rate; or

               (3) Does or shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender, then, in any such case, the Company shall promptly pay to the Lender, upon its written demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by the Lender with respect to this Agreement or Loans made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 2(f), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of all other Obligations.

               2(g) Funding. The Lender shall be entitled to fund all or any portion of Loans held by it in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder in respect of Eurodollar Loans shall be conducted as though the Lender actually funds all Eurodollar Loans through the purchase in London of offshore dollar deposits in the amount of the relevant Eurodollar Loan in maturities corresponding to the applicable Interest Period.

               2(h) Prepayment Premium. In addition to all other payment obligations hereunder, in the event: (1) any Eurodollar Loan is prepaid prior to the last day of the applicable Interest Period, whether following a voluntary prepayment, mandatory prepayment, application of proceeds from the sale of Collateral or otherwise, or (2) the Company shall fail to continue or to make a conversion to a Eurodollar Loan after the Company has given notice thereof as provided in Paragraph 2(c) above, then the Company shall immediately pay to the Lender an additional premium sum compensating the Lender for losses, costs and expenses incurred by the Lender in connection with such prepayment. The Company acknowledges that such losses, costs and expenses are difficult to quantify and that, in the case of the prepayment of or failure to continue or convert to a Eurodollar Loan, the following formula represents a fair and reasonable estimate of such losses, costs and expenses:

Amount                         [Applicable                    Eurodollar Rate     ]   Days Remaining
Being                          [Eurodollar Rate               for such Incre-     ]      in Interest
Prepaid or                     [for Increment                 ment for Days       ]   x        Period
Being               x          [Being Prepaid        -        Remaining in        ]       -------------
Not Converted                  [or Not                        Interest            ]             360
or Continued                   [Converted                     Period              ]
                               [or Continued                  (as quoted on the first
                                                              Eurodollar Business
                                                              Day following Lenders'
                                                              receipt of notice thereof)


For purposes of calculating the current Eurodollar Rate for the days remaining in the Interest Period for both the increment being prepaid or not converted or continued, said current Eurodollar Rate shall be an interest rate interpolated between Eurodollar Rates quoted for standard calendar periods for subsequent months' maturities in accordance with normal conventions.

               2(i) Facility Fee. The Company shall pay to the Lender from the Initial Funding Date to and including the earlier to occur of the Conversion Date and the Maturity Date a non-usage fee, monthly, in arrears, and on the Conversion Date or Maturity Date, as applicable, for such month (or portion thereof), a non-usage fee in the amount set forth in a fee billing delivered by the Lender to the Company, which non-usage fee shall equal: (1) the average daily Revolving Credit Limit in effect during such month (or portion thereof), minus the daily average outstanding amount of Revolving Loans during such month (or portion thereof), multiplied by (2) the product of: (i) one fifth of one percent (0.20%), and (ii) a fraction, the numerator of which is the number of days in the applicable calculation period and the denominator of which is 360.

               2(j) Post-Maturity Interest. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to three percent (3%) above the Effective Fed Funds Rate.

               2(k) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

          3. Miscellaneous Lending Provisions.

               3(a) Use of Proceeds. The proceeds of Revolving Loans shall be utilized by the Company for the purpose of acquiring and/or carrying Eligible Residual Securities and for other working capital purposes. The proceeds of the Term Loan shall be utilized by the Company solely for the purpose of repaying the principal balance of Revolving Loans outstanding on the Conversion Date.

               3(b) Request For Revolving Loans; Determination of Availability; Making of Revolving Loans.

               (1) On any Business Day that the Company desires to borrow a Revolving Loan, it shall deliver a Loan And/Or Interest Rate Election Request to the

          Lender no later than 9:30 a.m. (Los Angeles time) on such date. Only one Loan And/Or Interest Rate Election Notice shall be submitted to the Lender on any date.

               (2) Upon receipt of a Loan And/Or Interest Rate Election Request, the Lender shall make a Determination of Availability with respect to any requested Revolving Loans. In the event the Lender shall have determined that the Collateral Value of the Residuals Borrowing Base is sufficient to support the requested borrowing, the Lender shall make the amount of the requested Revolving Loan available by wiring such amount in immediately available same day funds to the Funding Account no later than 11:30 a.m. (Los Angeles time) on the date of such request.

               (3) Each request for a Revolving Loan shall be in the minimum amount of $1,000,000.00.

               (6) The Company may elect to convert or continue Effective Fed Funds Rate Loans and/or Eurodollar Loans outstanding on any date consistent with the timing requirements set forth in Paragraph 2(c) above.

                    3(c) Evidence of Indebtedness. The obligation of the Company to repay the Loans shall be evidenced by notations on the books and records of the Lender. Such books and records shall be conclusive absent manifest error. Any failure to record the advance of any Loan, the interest rate applicable thereto or any other information regarding the Obligations, or any error in doing so, shall not limit or otherwise affect the obligation of the Company with respect to any of the Obligations. Upon the request of the Lender, the Company shall promptly execute a promissory note or promissory notes in favor of the Lender evidencing the Obligations.

                    3(d) Borrowing Base Conformity.

               (1) In the event the Lender shall determine on any date that the Collateral Value of the Residuals Borrowing Base is less than the sum of the aggregate principal amount of Revolving Loans outstanding on such date, the Lender may, in its sole discretion, elect to deliver to the Company (which delivery may be by facsimile transmission) a Collateral Valuation Report so demonstrating. Upon receipt of such a Collateral Valuation Report, the Company shall, no later than thirty
          (30) days thereafter and subject to the right of the Company to exercise the Term-Out Option as provided in Paragraph 1(c) above, pay to the Company an amount (a "Required Principal Prepayment") equal to the amount by which the aggregate principal amount of Revolving Loans outstanding on the date of payment by the Company exceeds the Collateral Value of the Residuals Borrowing Base on the date of payment by the Company.

               (2) If, but only if, at such time as the Company shall be required to prepay Revolving Loans under subparagraph (1) of this Paragraph 3(d) there shall not have occurred and be continuing an Event of Default or Potential Default, in lieu of making a Required Principal Prepayment thereunder or exercising the Term-Out Option, the Company may deliver to the Lender additional Eligible Residual Securities with a Established Collateral Value such that the aggregate principal balance of Revolving Loans outstanding does not exceed the Collateral Value of the Residuals Borrowing Base, it being expressly acknowledged and agreed by the Company that such additional Eligible Residual Securities must be delivered to the Lender no later than ten Business Days prior to the date on which the Required Principal Prepayment is due to permit a timely determination as to eligibility to be made by the Lender.

               (3) The Company may from time to time request the Lender to release from the Lien in favor of the Lender under the Security Agreement certain items of collateral, including Residual Mortgage-Backed Securities, and the Lender shall promptly notify the Company whether, in its sole and absolute discretion, the Lender will agree to do so.

               3(e) Nature and Place of Payments. All payments made on account of the Obligations shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Lender at its office at 901 Main Street, Dallas, Texas 75283 by 11:30 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 11:30 a.m. (Los Angeles time) by the Lender, such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

               3(f) Prepayments.

               (1) The Company may prepay Effective Fed Funds Rate Loans in whole or in part at any time and the Company may prepay Eurodollar Loans in whole or in part upon three Business Days' notice to the Lender.

               (2) Revolving Loans are subject to mandatory prepayment pursuant to Paragraph 3(d) above and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.

               (3) The Term Loan is subject to mandatory prepayment in full no later than the third day following the date upon which the Lender delivers to the Company a Collateral Valuation Report demonstrating that the outstanding principal balance of the Term Loan exceeds eighty five percent (85%) of the Established Collateral Value of all Eligible Residual Securities included in the Residuals Borrowing Base.

               (4) Prepayments of principal of the Term Loan shall be applied to installments due on the Term Loan in inverse order of maturity.

               (5) The Company shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Loans to which such prepayment is applied (including any prepayment premium that may be due under Paragraph 2(h) above) concurrently with payment to the Lender of any principal amounts.

          4. Security; Guaranty; Additional Documents.

               4(a) Security Agreement. As collateral for the Obligations, on or before the Initial Funding Date the Company shall execute and deliver to the
Lender: (1) a security agreement in the form of that attached hereto as Exhibit A (as amended, extended and replaced from time to time, the "Security Agreement") pursuant to which the Company shall grant to the Lender a first priority perfected security interest in the Collateral, (2) such UCC-1 financing statements as the Lender may request, and (3) such releases, consents, subordination and/or intercreditor agreements as the Lender may require from any other Person holding an interest, by way of security interest or otherwise, in any of the Collateral.

               4(b) Guaranty. As additional credit support for the Obligations, on or before the Initial Funding Date the Parent shall execute and deliver to the Lender a guaranty in the form of that attached hereto as Exhibit B (as amended, extended and replaced from time to time, the "Guaranty")

               4(c) Further Documents. Each of the Company and the Parent agrees to execute and deliver and to cause to be executed and delivered to the Lender from time to time such confirmatory or supplementary security agreements, financing statements and other documents, instruments and agreements as the Lender may reasonably request, which are in the Lender's judgment necessary or desirable to obtain and maintain for the Lender the benefit of the Loan Documents and the Collateral.

          5. Conditions to Making of Loans.

               5(a) First Revolving Loan. As conditions precedent to the Lender's obligation to fund the first Revolving Loan hereunder:

               (1) The Company and the Parent, as applicable, shall have delivered or shall have had delivered to the Lender, in form and substance satisfactory to the Lender and its counsel, each of the following:

                    (i) A duly executed copy of this Agreement;

                    (ii) A duly executed copy of the Security Agreement;

                    (iii) A duly executed copy of the Guaranty;

                    (iv) Duly executed copies of all financing statements and
               other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Lender, in its reasonable discretion, to create and/or continue in favor of the Lender a first priority perfected security interest in and lien upon the Collateral;

                    (v) Acknowledgment copies of all UCC-1 financing statements filed with respect to the Collateral, accompanied by a search report showing such financing statements as duly filed and evidencing that the security interest of the Lender in the Collateral is prior to all security interests of record;

               provided, however, that if the Lender, in its sole discretion, elects to waive such condition precedent to the initial funding hereunder, the Company shall cause such acknowledgment copies and search reports to be delivered no later than the thirtieth day following the initial funding date and failure of the Lender to receive the same shall, at Lender's option, constitute an Event of Default;

                    (vi) Certified copies of resolutions of the Board of
               Directors of each of the Company and the Parent approving the execution and delivery of the Loan Documents, the performance of the Obligations and the consummation of the transactions contemplated thereby;

                    (vii) A certificate of the Secretary or an Assistant
               Secretary of each of the Company and the Parent certifying the names and true signatures of the officers of the Company and the Parent, as applicable, authorized to sign the Loan Documents;

                    (viii) An opinion of counsel for the Company and the Parent, which counsel shall be satisfactory to the Lender, in substantially the form of Exhibit C attached hereto and covering such other matters as the Lender may reasonably request;

                    (ix) A copy of the Articles of Incorporation of the Company and the Certificate of Incorporation of the Parent, certified by the Secretaries of State of the State of California and the State of Delaware, respectively, as of a recent date;

                    (x) A copy of the Bylaws of each of the Company and the
               Parent, certified by the Secretary or an Assistant Secretary of the Company and the Parent, as applicable, as of the date of this Agreement as being accurate and complete;

                    (xi) Certificates of the Secretary of State of the State of
               California and the State of Delaware certifying that each of the Company and the Parent, respectively, are in good standing as of a recent date;

                    (xii) A certificate of an executive officer of each of the
               Company and the Parent in the form of that attached hereto as Exhibit D dated as of the date of this Agreement;

                    (xiii) A certificate of a Responsible Financial Officer of each of the Parent and the Company demonstrating in detail satisfactory to the Lender the Parent's or the Company's compliance, as applicable, with the financial covenants set forth in Paragraphs 8(i), 8(j), 8(k) and 8(l) below at and as of July 31, 1998; and

                    (xiv) Evidence satisfactory to the Lender that the
               execution, delivery and performance by the Company and the Parent of the Loan Documents will not violate any term or provision of the Warehousing Agreement, which evidence may include an amendment to the Warehousing Agreement so providing.

               (2) All acts and conditions precedent (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

               (3) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Lender and its counsel.

               (4) All fees and expenses of Morrison & Foerster LLP payable by the Company pursuant to Paragraph 7(g) below for which invoices have been delivered to the Company prior to or on such date shall have been paid.

               5(b) Ongoing Loans. As conditions precedent to the Lender's obligation or agreement to make any Revolving Loan hereunder, including the first Revolving Loan, and to fund the Term Loan, and including the conversion of any Loan from or into a Eurodollar Loan or the continuation of any Eurodollar Loan after the end of the applicable Interest Period, at and as of the date of the funding, conversion or continuation:

               (1) There shall have been delivered to the Lender a Loan And/Or Interest Rate Election Request therefor;

               (2) The representations and warranties of the Company and the Parent contained in the Loan Documents shall be accurate and complete in all respects as if made on and as of the date of such funding, conversion or continuance;

               (3) There shall not have occurred an Event of Default or Potential Default;

               (4) In the case of the funding of each Revolving Loan, the Lender shall have determined that upon the funding thereof the Company will be in compliance with the limitation of Paragraph 1(a) above; and

               (4) In the case of the funding of the Term Loan, the Lender shall have determined that the original principal balance of the Term Loan will not exceed eighty five percent (85%) of the Established Collateral Value of all Eligible Residual Securities included in the Residuals Borrowing Base.

By delivering a Loan And/Or Interest Rate Election Request to the Lender hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2),
(b)(3) and, as applicable, (b)(3) and (b)(4) above.

          6. Representations and Warranties of the Company and the Parent.

          As an inducement to the Lender to enter into this Agreement and to make Loans as provided herein, each of the Company and the Parent severally represents and warrants to the Lender that:

               6(a) Financial Condition. The financial statements dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly in accordance with GAAP the financial condition of the Parent and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended.

               6(b) No Change. Since the Statement Date there has been no material adverse change in the business, operations, assets or financial or other condition of the Company, the Parent or the Parent and its consolidated Subsidiaries taken as a whole.

               6(c) Corporate Existence; Compliance with Law. Each of the Company and Parent: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the States of California and Delaware, respectively, and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on the Company, the Parent or their respective property and/or business or on the ability of the Company to pay or perform the Obligations or the Parent to pay or perform the Guaranty, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, the Parent or the Parent and its consolidated Subsidiaries taken as a whole or on the Collateral.

               6(d) Corporate Power; Authorization; Enforceable Obligations. Each of the Company and the Parent has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents, and the borrowing and other extensions of credit hereunder. The Loan Documents have been duly executed and delivered on behalf of the Company and the Parent, as applicable, and constitute legal, valid and binding obligations of the Company and the Parent, as applicable, enforceable against such Person in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

               6(e) No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowing and other extensions of credit hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or the Parent or create or result in the creation of any Lien (except the Lien created by the Security Agreement) on any assets of the Company or the Parent.

               6(f) No Material Litigation. Except as disclosed on Exhibit E hereto, no litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending (or, to the knowledge of the Company or the Parent, threatened) by or against the Parent or any of its Subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries or on the Collateral or is likely to have a material adverse effect on the validity or enforceability of any of the Loan Documents.

               6(g) Taxes. The Parent and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Parent or applicable Subsidiary has established adequate reserves in conformity with GAAP.

               6(h) Investment Company Act. Neither the Company nor the Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               6(i) Subsidiaries. Attached hereto as Exhibit F is an accurate and complete list of all presently existing Subsidiaries of the Parent, their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Parent or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

               6(j) Federal Reserve Board Regulations. Neither the Parent nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan made hereunder nor the Letter of Credit will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

               6(k) ERISA. The Parent and each of its Subsidiaries are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Parent or any of its Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

               6(l) Assets. The Parent and each of its Subsidiaries have good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 6(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. Except as reflected in the financial statements referred to in Paragraph 6(a) above or as permitted under Paragraph 8(a) below, neither the Parent nor any of its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Parent or any of its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property.

               6(m) Securities Acts. Neither the Parent nor any of its Subsidiaries has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), or any other law, and is not violating any rule, regulation or requirement under the Act or the Securities Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

               6(n) Consents, etc. No consent, approval or authorization of, or registration, declaration or filing with, any Person is required on the part of the Company or the Parent in connection with the execution and delivery of the Loan Documents or the borrowing or any other extension of credit hereunder (other than filings to perfect the Liens granted by the Company pursuant to the Security Agreement) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

          7. Affirmative Covenants. Each of the Company and the Parent hereby covenants and agrees with the Lender that, as long as any Obligations remain unpaid (or longer as expressly provided in Paragraphs 7(g) and 7(j) below) or the Lender has any obligation to make Loans hereunder, the Company and the Parent shall:

               7(a) Financial Statements. Furnish or cause to be furnished to the Lender directly:

               (1) Within: (i) ninety (90) days after the last day of each fiscal year of the Parent, consolidated statements of income and statements of cash flow of the Parent for such year and a consolidated balance sheet of the Parent as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to the Lender, and (ii) ninety (90) days after the last day of each fiscal year end of the Company, statements of income and statements of cash flow of the Company for such year and a balance sheet of the Company as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to the Lender;

               (2) Within forty-five (45) days after the last day of each calendar quarter, statements of income of the Company for such quarter and a balance sheet of the Company as of the end of such quarter, and statements of income and statements of cash flow of the Parent for such quarter and a balance sheet of the Parent as of the end of such quarter;

               (3) Within thirty (30) days after the last day of each calendar month, consolidated statements of income for such month and a consolidated balance sheet as of the end of such month of the Parent and its Subsidiaries;

               (4) Concurrently with each delivery of the financial statements referred to in subparagraphs (2) and (3) above, a certificate of a Responsible Financial Officer of the Parent or the Company, as applicable, in the form of that attached hereto as Exhibit G stating that such financial statements are presented fairly in accordance with

          GAAP and demonstrating in detail satisfactory to the Lender the Parent's or Company's, as applicable, compliance with the financial covenants set forth in Paragraphs 8(i), 8(j), 8(k) and 8(l) below as of and at the date of such financial statements;

               (5) As soon as is available any written report pertaining to material items in respect of the internal control matters of the Parent submitted to the Parent by its independent accountants in connection with each annual or interim special audit of the financial condition of the Parent made by such independent public accountants; and

               (6) Copies of all proxy statements, financial statements, and reports which the Parent sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Act which the Parent files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange; provided, however, that there shall not be required to be delivered hereunder such copies for the Lender of prospectuses relating to future series of offerings under registration statements filed under Rule 415 of the Act or other items which the Lender has indicated in writing to the Parent from time to time need not be delivered to the Lender.

               7(b) Certificates; Reports; Other Information. Furnish or cause to be furnished to the Lender for distribution to the Lender:

               (1) Within forty-five (45) days after the last day of each calendar quarter, management reports providing detailed information regarding interest only strip and reserve account balances and related cash receipt information, information relating to prepayment and credit losses, REO inventory status and loss projections, and assumptions regarding quarterly securitizations and gains on sales;

               (2) At such times as are described on Schedule I attached hereto, such reports and other information relating to the Collateral, including, without limitation, Residual Mortgage-Backed Securities as are described therein; and

               (3) Promptly, such additional financial and other information, including, without limitation, financial statements of the Company, the Parent, any Subsidiary of the Company or the Parent or any Approved Investor, and information regarding the Collateral as the Lender may from time to time reasonably request.

               7(c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except (1) Indebtedness (other than the Obligations) in an aggregate amount not to exceed $5,000,000.00, or (2) Indebtedness being contested in good faith and for which provision is made to the satisfaction of the Lender for the payment thereof in the event the Company or the Parent, as applicable, is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company or the Parent, as applicable.

               7(d) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations and Requirements of Law.

               7(e) Inspection of Property; Books and Records; Audits.

               (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

               (2) Permit representatives of the Lender to: (i) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender, (ii) discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants, and (iii) conduct periodic operational audits of the Company's business and/or operations.

               7(f) Notices. Promptly give written notice to the Lender directly of:

               (1) The occurrence of any Potential Default or Event of Default;

               (2) Any litigation or proceeding affecting the Parent or any of its Subsidiaries or the Collateral which could have a material adverse effect on the Collateral or the business, operations, property, or financial or other condition of the Parent or any of its Subsidiaries, or could have a material adverse effect on the validity or enforceability of any of the Loan Documents;

               (3) A material adverse change in the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries;

               (4) Any change in the chief executive officer of the Company;

               (5) The incurrence by the Company or the Parent of any obligation in connection with any derivatives transaction outside of the normal course of business of the Company or the Parent;

               (6) Any event or anticipated event, including, without limitation, the unavailability of pool insurance or other forms of credit enhancement, which the Company or the Parent anticipates is likely to adversely affect the timely planned issuance of any Mortgage-Backed Security which would have been supported by Mortgage Loans owned by the Company; and

               (7) Receipt by the Company of written notice from any Person that any pooling and servicing contract under which the Company acts as servicer has been or may in the future be terminated as a result of the occurrence of any event of default under such pooling and servicing contract or otherwise "for cause" pursuant to the terms of such pooling and servicing contract.

               7(g) Expenses. Pay all reasonable out-of-pocket costs and expenses (including fees and disbursements of counsel) of the Lender incident to the preparation, negotiation and administration of the Loan Documents and the protection of the rights of the Lender under the Loan Documents and incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company and the Parent under this Paragraph 7(g) shall be effective and enforceable whether or not any Loan is advanced by the Lender hereunder and shall survive payment of all other Obligations.

               7(h) Loan Documents. Comply with and observe all terms and conditions of the Loan Documents.

               7(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage, and furnish the Lender on request full information as to all such insurance.

               7(j) Indemnification. Indemnify, defend and hold harmless the Lender from and against any and all claims, obligations, penalties, actions, suits, judgments, reasonable costs and disbursements, losses, liabilities and damages (including, without limitation, reasonable attorneys' fees) of any kind whatsoever (collectively and severally, "Claims") which may at any time be imposed on, assessed against or incurred by Lender in any way relating to or arising out of the Loan Documents or the transactions contemplated thereby or any action reasonably taken or omitted to be taken by the Lender in connection with the foregoing; provided, however, that neither the Company nor the Parent shall be liable for any portion of any Claims arising out of or resulting from the gross negligence or willful misconduct of the Lender. The Lender agrees that it will promptly notify the Parent of any claim, action or suit asserted or commenced against it and that the Parent may assume the defense thereof with counsel reasonably satisfactory to the Lender at the Parent's sole expense, that it will cooperate with the Parent on such defense, and that it will not settle any such claim, action or suit without the consent of the Parent; provided, however, that in the event the Lender is not reasonably satisfied with such defense, the Lender may assume such defense with counsel satisfactory to the Lender at the Parent's sole expense. The indemnification obligations of the Company and the Parent under this Paragraph 7(j) shall survive termination of this Agreement and payment in full of the Obligations.

          8. Negative Covenants. Each of the Company and the Parent hereby agrees that, as long as any Obligations remain unpaid or the Lender has any obligation to make Loans hereunder, neither the Company nor the Parent shall, nor shall the Company or the Parent permit any Subsidiary of the Company or the Parent to, at any time, directly or indirectly:

               8(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except as contemplated by the Security Agreement or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

               (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company or the Parent, as applicable, shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

               (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's or the Parent's business;

               (3) Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired; and

               (4) Liens securing Permitted Secured Debt.

               8(b) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of, any Indebtedness except:

               (1) The Obligations;

               (2) Indebtedness reflected in the financial statements referred to in Paragraph 6(a) above;

               (3) Trade debt incurred in the ordinary course of business;

               (4) Indebtedness secured by Liens permitted under Paragraph 8(a) above;

               (5) Capitalized Lease Obligations in an aggregate amount not to exceed at any one time outstanding $10,000,000.00;

               (6) Unsecured Indebtedness consisting of direct borrowings from independent third parties incurred in the ordinary course of business, including Indebtedness incurred pursuant to public debt offerings; and

               (7) Permitted Secured Debt and Permitted Guaranties.

               8(c) Consolidation and Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination unless: (1) the Company and the Parent remain as separate surviving corporations following any such consolidation, merger, partnership, joint venture, syndicate or other combination by either the Company or the Parent, respectively, (2) the fair market value of the total assets of the other Person party to such consolidation, merger, partnership, joint venture, syndicate or other combination when combined with the fair market value of the total assets acquired through any other consolidation, merger, partnership, joint venture syndicate or other combination after the date hereof, does not exceed twenty percent (20%) of the total assets of the Parent (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such consolidation, merger, partnership, joint venture, syndicate or other combination, and (3) no Potential Default or Event of Default exists immediately prior to, or will occur as a result of, such consolidation, merger, partnership, joint venture, syndicate or other combination.

               8(d) Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person if the fair market value of assets being acquired when combined with the fair market value of all assets similarly acquired after the April 10, 1998, exceeds twenty percent (20%) of total assets of the Parent (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such acquisition.

               8(e) Payment of Dividends. Declare or pay any dividends upon any shares of the Parent's stock now or hereafter outstanding, except dividends payable in the capital stock of the Parent, or make any distribution of assets to its stockholders as such, whether in cash, property or securities if upon the payment thereof there would exist an Event of Default or Potential Default.

               8(f) Purchase or Retirement of Stock. In the case of the Parent, from and after the date of this Agreement, acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding; provided, however, that as long as both before and following the consummation of such acquisition, purchase, redemption or retirement there does not exist an Event of Default or Potential Default, the Parent may enter into such transactions in an aggregate fair market dollar amount not to exceed $5,000,000.00.

               8(g) Investments; Advances. Make or commit to make any advance, loan or extension of credit (other than Mortgage Loans and reimbursable servicing advances made in the ordinary course of the Company's or such Subsidiary's business) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person if such investment, advance or commitment to advance, when combined with all other such investments, advances and commitments to advance, exceeds twenty percent (20%) of the total equity of the Parent (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such investment, advance or commitment to advance.

               8(h) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business and at fair market value.

               8(i) Leverage. Permit at the last day of any calendar month the Leverage Ratio of the Parent and its consolidated Subsidiaries to exceed 5.00:1.00.

               8(j) Minimum Net Worth. Permit at the last day of any calendar quarter:

               (1) The Parent's consolidated net worth, determined in accordance with GAAP, to be less than the sum of: (i) the greater of (A) ninety percent (90%) of net worth, determined in accordance with GAAP, as of the last day of the fiscal quarter ended December 31, 1997, or (B) $265,000,000.00, plus
          (ii) seventy-five percent (75%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter after December 31, 1997, plus (iii) seventy-five percent (75%) of contributions to equity of the Parent made at any time after December 31, 1997, or

               (2) The Company's net worth, determined in accordance with GAAP to be less than the sum of: (i) the greater of (A) seventy percent (70%) of net worth, determined in accordance with GAAP, as of the last day of the fiscal quarter ended December 31, 1997, or (B) $45,000,000.00, plus (ii) seventy-five percent (75%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter after December 31, 1997, plus (iii) seventy-five percent (75%) of contributions to equity of the Company made at any time after December 31, 1997.

               8(k) Minimum Profitability. Permit at the end of any calendar quarter the Parent's consolidated net income, determined in accordance with GAAP, for such calendar quarter and the immediately preceding calendar quarter, taken together, to be less than $1.00.

               8(l) Non-Warehouse Debt. Permit at the end of any calendar quarter the Non-Warehouse Debt Ratio of the Parent and its consolidated Subsidiaries to exceed 1.25:1.00.

               8(m) Modification of Policies and Procedures. Make any material change in (1) its underwriting policies and procedures which would, due to reduced standards of creditworthiness for potential obligors on Mortgage Loans or reduced standards of approval for real property securing a Mortgage Loan, result in the expansion of the pool of potential obligors on Mortgage Loans originated or purchased by the Company or such Subsidiary, or (2) its hedging policies relating to Mortgage Loans, as such are in effect on the Initial Funding Date; provided, however, that upon the written request of the Company, any Subsidiary or the Parent to change such policies and procedures, the requested change shall automatically be deemed to be approved fifteen (15) Business Days following the date the Lender receives such request unless during such fifteen (15) day period the Company is given a written rejection of the requested change in policies and procedures from the Lender stating the basis of such rejection.

               8(n) Subsidiaries. Create or permit the creation of any Subsidiary not in existence as of the Initial Funding Date; provided, however, that upon the written request by the Company or the Parent to create a new Subsidiary (which request shall include an explanation of the business reason for creation of such Subsidiary), the request shall automatically be deemed to be approved fifteen (15) Business Days following the date the Lender receives such request unless during such fifteen (15) day period the Company is given a written rejection of the request to create a new Subsidiary from the Lender stating the basis of such rejection.

               8(o) Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of, acquire any stock, obligations or securities of, or enter into any management or similar fee arrangement with, any Affiliate, other than on an arms-length basis upon terms and conditions comparable to those that could be reached with a third party.

          9. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

               9(a) The Company shall fail to pay any Obligation on the date when due (or, with respect to monthly interest and fees due pursuant to Paragraph 2(b) above, within two (2) Business Days of the date when due); or

               9(b) Any representation or warranty made or deemed made by the Company or the Parent in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any respect on or as of the date made or deemed made; or

               9(c) The Company or the Parent shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in Paragraph 8 above or in the Security Agreement; or

               9(d) The Company or the Parent shall fail to observe or perform any other term or provision contained in the Loan Documents to which it is a party and such failure shall continue for thirty (30) days; or

               9(e) The Parent or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations and the "Obligations" under, and as that term is defined in the Warehousing Agreement) in an aggregate amount in excess of $5,000,000.00 or any other event shall occur, the effect of which other event is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity or there shall occur an "Event of Default" under (and as that term is defined in) the Warehousing Agreement; or

               9(f) (1) The Parent or any of its Subsidiaries shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Parent or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Parent or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Parent or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               9(g) (1) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Parent or any of its Subsidiaries or
(6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Parent or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Parent or any of its Subsidiaries; or

               9(h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries in an aggregate amount in excess of $2,000,000.00, and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

               9(i) The Parent shall fail to observe or perform any covenant or agreement contained in the Guaranty or shall attempt to rescind or revoke the Guaranty, with respect to future transactions or otherwise; or

               9(j) The Parent shall cease to own one hundred percent (100%) of the outstanding capital stock of the Company; or

               9(k) Any Person shall acquire more than twenty-five percent (25%) of the voting common stock of the Parent; or the majority of the directors of the Parent shall consist of directors who were not recommended or elected by the Parent's Board of Directors;

                         THEN,

               (1) Automatically upon the occurrence of an Event of Default under Paragraph 9(f) above,

               (2) At the option of the Lender upon the occurrence of any other Event of Default,

the Lender's obligation to make Loans hereunder shall terminate and/or the principal balance of outstanding Loans and interest accrued but unpaid thereon and all other Obligations shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company.

          10. Miscellaneous Provisions.

               10(a) No Assignment. Neither the Company nor the Parent may assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Lender. Any purported assignment in violation of this Paragraph 10(a) shall automatically be deemed null and void. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon the Company, the Parent and their respective successors and assigns.

               10(b) Amendment. Neither this Agreement nor any other Loan Document may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Lender, the Company and the Parent.

               10(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among the Company, the Parent and the Lender relating hereto and thereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender, and no single or partial exercise by the Lender of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies.

               10(d) Entire Agreement. This Agreement and the other Loan Documents and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

               10(e) Survival. All representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents on the part of the Company and the Parent shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

               10(f) Notices. All notices given by any party to the others to be given under the Loan Documents shall be in writing (including facsimile transmission) unless otherwise provided for herein, delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Schedule II attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

               10(g) Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of California without giving effect to choice of law rules.

               10(h) Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

               10(i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS PARAGRAPH 10(i) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               10(j) Limitation on Interest. The Lender, the Company, the Parent and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time.

          11. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

          "Act" shall have the meaning given such term in Paragraph 6(m) above.

          "Adjusted Net Worth" shall mean on a consolidated basis for the Parent at any date an amount equal to: (a) Net Worth (as defined under GAAP), minus (b) goodwill, plus (c) Subordinated Debt so long as there does not exist an Event of Default with respect to such Subordinated Debt.

          "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

          "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

          "Applicable Effective Fed Funds Rate" shall mean on any day the Effective Fed Funds Rate on such day plus 1.75.

          "Applicable Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/32 of one percent) calculated as of the first day of such Interest Period in accordance with the following formula:

                           Applicable Eurodollar Rate =       ER        +   1.75
                                                1-ERP
         where
                           ER   =  Eurodollar Rate
                           ERP =  Eurodollar Reserve Percentage

          "Approved Securities Offering" shall mean an offering of securities by the Company for which the following statements are true, unless otherwise waived in writing by the Lender:

               (a) The Company has filed and made effective a registration statement with the Securities and Exchange Commission covering the sale of the proposed securities, or the sale of the proposed securities is made pursuant to an effective shelf registration with the Securities and Exchange Commission; and

               (b) The Company obtained all permits, exemptions, and licenses necessary to effect the offering.

          "Average Total Liabilities" shall mean for any calendar month the sum of (a) average consolidated funded Indebtedness of the Parent for such month, plus (b) all other consolidated liabilities of the Parent, determined in accordance with GAAP, as of the last day of such month; provided, however, that for purposes of this definition of "Average Total Liabilities," the terms "Indebtedness" and "liabilities" shall in no event include any Subordinated Debt so long as there does not exist a default with respect to such Subordinated Debt.

          "Book-Entry MBS" shall mean a Residual Mortgage-Backed Security (a) which is not represented by an instrument, and (b) the ownership and transfer of which is entered upon books maintained for such purpose by a depository."

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California or Dallas, Texas are authorized or obligated to close their regular banking business.

          "Capitalized Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Collateral" shall mean, collectively and severally, the personal property collateral described as such in the Security Agreement.

          "Collateral Valuation Report" shall mean a report prepared by the Lender and delivered to the Company from time to time setting forth the current Established Collateral Value attributed by the Lender to Eligible Residual Securities.

          "Collateral Value of the Residuals Borrowing Base" shall mean at any date sixty five percent (65%) of the aggregate Established Collateral Value of Eligible Residual Securities included in the Residuals Borrowing Base at such date.

          "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 410(c) of the Internal Revenue Code.

          "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Conversion Date" shall mean the date, to be mutually agreed by the Lender and the Company but not in any event to be later than the thirtieth day following the receipt by the Company of a notice to make a Required Principal Prepayment, as of which the Company has exercised the Term-Out Option and the funding of the Term Loan occurs.

          "Determination of Availability" shall mean a determination made by the Lender upon receipt by the Lender of a request for a Revolving Loan hereunder that upon the funding of such Revolving Loan the Company will be in compliance with the requirements of Paragraph 1(a) above.

          "Effective Fed Funds Rate" shall mean for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender.

          "Effective Fed Funds Rate Loans" shall mean Revolving Loans and portions of the Term Loan as such time as they are made or being maintained at a rate of interest based on the Effective Fed Funds Rate.

          "Eligible Residual Security" shall mean a Residual Mortgage-Backed Security owned by the Company with respect to which the following statements shall be accurate and complete (and the Company by permitting said Residual Mortgage-Backed Security to be included in any computation of the Collateral Value of the Residuals Borrowing Base shall be deemed to so represent and warrant to the Lender at and as of the date of such computation):

               (a) Said Residual Mortgage-Backed Security is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms;

               (b) Said Residual Mortgage-Backed Security was issued in connection with an Approved Securities Offering;

               (c) Said Residual Mortgage-Backed Security is free of any default and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

               (d) Said Residual Mortgage-Backed Security has either been deposited with and is held by the Lender, properly endorsed in blank for transfer or, if said Residual Mortgage-Backed Security is a Book-Entry MBS, said Residual Mortgage-Backed Security is the subject of a Perfected Assignment;

               (e) At all times said Residual Mortgage-Backed Security will be free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of the Lender and the Lender has a first priority, perfected security interest therein;

               (f) The Company has delivered to the Lender no later than ten Business Days prior to the date said Residual Mortgage-Backed Security is proposed to be included in the calculation of the Collateral Value of the Residuals Borrowing Base such information regarding the Residual Mortgage-Backed Security as the Lender deems necessary or desirable in connection with a determination of the Established Collateral Value thereof; and

               (g) The Lender, in its sole discretion, has not declared said Residual Mortgage-Backed Security, for whatever reason, to be ineligible for inclusion in the Residuals Borrowing Base. Without limiting the generality of this subparagraph (g), it is expressly acknowledged and agreed by the Company that in the event the Lender agrees to accept the Residual Mortgage-Backed Security issued to the Company in connection with its 1998B securitization transaction as an "Eligible Residual Security" hereunder at the time of the funding of the initial Revolving Loan, such Residual Mortgage-Backed Security will automatically become ineligible on the thirtieth day following such funding date, it being anticipated that the Company will pledge to the Lender in substitution therefor the Residual Mortgage-Backed Security to be issued to the Company in connection with its securitization transaction to be closed on or before that date.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.


          "Established Collateral Value" shall mean at any date with respect to any Eligible Residual Security, the borrowing base value of such Eligible Residual Security as determined by the Lender using such methodologies and parameters as may be established by the Lender from time to time in its sole discretion, as such "Established Collateral Value" set forth in the most recent Collateral Valuation Report delivered by the Lender to the Company.

          "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

          "Eurodollar Loans" shall mean Revolving Loans and portions of the Term Loan at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the arithmetic average as determined by the Lender of the rates at which deposits in immediately available U.S. dollars in an amount equal to the amount of such Eurodollar Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Lender in the London interbank market, at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" shall mean with respect to an Interest Period for a Eurodollar Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

          "Event of Default" shall have the meaning given such term in Paragraph 9 above.

          "Funding Account" shall mean Account No. 0499-18969 maintained in the Company's name alone with Sanwa Bank California.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty" shall have the meaning given such term in Paragraph 4(b) above.

          "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and Capitalized Lease Obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

          "Initial Funding Date" shall mean the date on which the initial Loan or Loans requested by the Company hereunder are funded by the Lender pursuant to the terms hereof.

          "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date advanced and ending two weeks or one, two or three months thereafter, as designated by the Company in the related Loan And/Or Interest Rate Election Request; provided, however, that (a) any Interest Period which would otherwise end on a day which is not a

Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day; (b) any Interest Period applicable to a Eurodollar Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; and
(c) no such Interest Period shall extend beyond the regularly scheduled Maturity Date.

          "Interim Date" shall mean March 31, 1998.

          "Leverage Ratio" shall mean at any date the ratio at the last day of the immediately preceding calendar month of Average Total Liabilities to Adjusted Net Worth.

          "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Loan Documents" shall mean this Agreement, the Security Agreement, the Notes, the Guaranty and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

          "Loan And/Or Interest Rate Election Request" shall mean a written request in the form of Exhibit H attached hereto.

          "Loans" shall mean, collectively and severally, the Revolving Loans and the Term Loan, as applicable.

          "Maturity Date" shall mean the earlier of: (a) September 3, 1999, as such date may be extended from time to time in writing by the Lender, in its sole discretion, and (b) the date the Lender terminates its obligation to make further Loans hereunder pursuant to Paragraph 9 above.

          "Mortgage-Backed Security" shall mean any security (including, without limitation, a participation certificate) that represents an interest in a pool of mortgages, deeds of trusts or other instruments creating a Lien on real property which is improved by a completed single family dwelling (one-to-four family units) or a unit in a condominium or planned unit development.

          "Mortgage Loan" shall mean a residential real estate secured loan (including 1-4 family unit, condominium and planned unit development).

          "Multiemployer Plan" as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Non-Warehouse Debt Ratio" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis, on any date the ratio at the last day of the immediately preceding calendar quarter of consolidated funded Indebtedness (including Subordinated Debt), minus one hundred percent (100%) of the value, according to the Parent's balance sheet at such date, of all Mortgage Loans held for sale, minus eighty percent (80%) of the dollar amount of all accounts receivable shown on the Parent's balance sheet at such date (but excluding all accounts receivable as to which any Affiliate or any Subsidiary of the Parent is the account party), to consolidated net worth (as defined under GAAP).

          "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

          "Parent" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Perfected Assignment" shall mean, as to any Book-Entry MBS, that the Residual Mortgage-Backed Security has been transferred to the Lender or any entity designated by the Lender so that the Lender or such entity may maintain such Residual Mortgage-Backed Security as depository in one of its book-entry accounts with a Federal Reserve Bank or the Mortgage Backed Securities Clearing Corporation Depository System and a pledge to the Lender has been registered with the Lender or such entity or the Company has taken such other action as the Lender may request to protect, maintain or perfect the Lender's first priority perfected security interest in such Book-Entry MBS.

          "Permitted Guaranties" shall mean those guaranties executed by the Company and the Parent covering Indebtedness of Affiliates which Indebtedness is included in the calculation of Average Total Liabilities for purposes of computing the Leverage Ratio pursuant to Paragraph 10(i) above.

          "Permitted Secured Debt" shall mean that Indebtedness described as "Permitted Secured Debt" on Exhibit I attached hereto.

          "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization or Governmental Authority.

          "Plan" shall mean, as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

          "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 221), as the same may from time to time be amended, supplemented or superseded.

          "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

          "Required Principal Prepayment" shall have the meaning given such term in Paragraph 3(d)(2) above.

          "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Residual Mortgage-Backed Security" shall mean any security which represents a subordinate or residual interest in a pool of mortgages, deeds of trust or other instruments creating a lien on one-to-four unit residential properties improved by a completed single family residence, which security was issued in an Approved Securities Offering.

          "Residuals Borrowing Base" shall mean at any date all Eligible Residual Securities in which the Lender holds for the benefit of the Lender a first priority perfected security interest at such date.

          "Responsible Financial Officer" shall mean as to any Person the chief financial officer, senior vice president-finance, vice president-finance or assistant vice president-finance of such Person, with any Person executing and delivering any certificate hereunder on behalf of the Company or the Parent which is required to be executed and delivered by a "Responsible Financial Officer" being acknowledged by the Company and the Parent as being a Person actively involved with and knowledgeable with respect to all financial matters affecting the Company and the Parent, as applicable.

          "Revolving Credit Limit" shall mean $50,000,000.00, as such amount may be increased or decreased by mutual agreement of the Lender and the Company.

          "Security Agreement" shall have the meaning given such term in Paragraph 4(a) above.

          "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

          "Statement Date" shall mean December 31, 1997.

          "Subordinated Debt" shall mean Indebtedness expressly subordinated to the Obligations in the manner and to the extent required by the Lender pursuant to written subordination agreements satisfactory in form and substance to the Lender.

          "Subsidiary" shall mean, with respect to any Person, any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at such time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); provided, however, that in no event shall the term "Subsidiary" as it relates to the Company include any special purpose entity formed solely for the purpose of issuing Mortgage-Backed Securities supported by Mortgage Loans originated or acquired by the Company and transferred to such special purpose entity in support of such Mortgage-Backed Securities.

          "Term-Out Option" shall have the meaning given such term in Paragraph 1(c) above.

          "Warehousing Agreement" shall mean that certain Second Amended and Restated Mortgage Loan Warehousing Agreement dated as of April 10, 1998 by and among the Company, the Parent, the lenders party thereto and NationsBank of Texas, N.A., as Administrative Agent for the lenders, as the same may be amended, extended and replaced from time to time.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            AAMES CAPITAL CORPORATION,
                                            a California corporation


                                            By  /s/ DAVID A. SKLAR
                                            --------------------------------
                                            Name    David A. Sklar
                                            Title   EVP-Finance & CFO


                                            AAMES FINANCIAL CORPORATION,
                                            a Delaware corporation


                                            By  /s/ DAVID A. SKLAR
                                            --------------------------------
                                            Name    David A. Sklar
                                            Title   EVP-Finance & CFO


                                            NATIONSBANK, N.A., as the Lender


                                            By  /s/ CAROLYN WARREN
                                            --------------------------------
                                            Name    Carolyn Warren
                                            Title   Senior Vice President